Exhibit 99.1

uSell.com Reports 2016 Results

Revenue Growth of 249% to $94.7 Million

Expanded Capacity and Access to Supply

Strengthened Financial Position to Grow Without Diluting Shareholders

New York, NY – (Accesswire) - March 29, 2017 - uSell.com (USEL), a large market maker of used smartphones, today reported financial and operational results for the twelve month period ended December 31, 2016.

Key Business Highlights for Full Year 2016:

•	Continued migration of customers to online platform
•	Positive trends in diversification of supply
•	New warehouse facility to more than double processing capacity
•	Solidified financial position to grow without diluting shareholders

Key Financial Highlights for Full Year 2016:

•	Revenues increased by $67.6 million, or 249%, to $94.7 million
•	Operating loss decreased by $3.0 million, or 62%, to $1.8 million
•	Net loss increased to $3.7 million from $2.6 million for 2015; however the 2015 net loss included a $2.4 million income tax benefit
•	Adjusted EBITDA, a non-GAAP financial measure, improved to $0.6 million

The following table presents Adjusted EBITDA, a non-GAAP financial measure, and provides a reconciliation of Adjusted EBITDA to the directly comparable GAAP measure reported in the Company’s consolidated financial statements:

	Year Ended December 31,
	2016	2015
Net loss	$(3,712,000)	$(2,632,000)
Income tax benefit	-	(2,393,000)
Stock-based compensation expense	525,000	2,954,000
Depreciation and amortization	1,912,000	820,000
Acquisition related costs	-	268,000
Interest expense	1,497,000	189,000
Interest and other income	-	(1,000)
Change in fair value of derivative liability	370,000	-
Adjusted EBITDA	$592,000	$(795,000)

See the discussion on pages 3-4 of non-GAAP Financial Measures.

The Company made meaningful progress towards its long term objectives in 2016. These objectives included migrating sales of its newly acquired subsidiary, We Sell Cellular, to an online platform and diversifying its supplier base. In particular, the Company:

•	Successfully launched an online auction platform for a subset of We Sell Cellular’s product

•	Launched an “Online Stock List,” where buyers can log into their accounts and view its inventory on demand
•	Consolidated and streamlined the processes for lead capture, lead management, prospect management, and customer relationship management, which has increased the effectiveness of the sales team while laying the foundation for seamless online interactions with a much larger customer base
•	Added several new suppliers, substantially strengthening the Company’s ability to scale the business. The largest supplier’s share of purchases dropped from 97% in the first quarter, to 85% in the second quarter, to 62% in the third quarter, to 51% in the fourth quarter

On the finance side, 2016 was an important year for the Company in ensuring available liquidity for the core business while also securing extra working capital to take advantage of strategic opportunities. The Company began discussions with a financial partner during Q4 of 2016 and closed transactions in January of 2017, through which it:

•	Increased the size of its debt facility and extended the amortization period, resulting in greater flexibility of cash management and additional time to fully implement the Company’s business plan
•	Launched a new Special Purpose Entity (SPE). The SPE was funded by our new lender with an initial $5.2 million in funding, which provides uSell with additional capital to buy inventory and scale with its customer base. This funding can increase upon agreement by the lender and us and provides the Company with the ability to increase its purchasing power without shareholder dilution or excess leverage

Nik Raman, Chief Executive Officer, stated, “In 2016, we validated the synergy with We Sell Cellular by successfully integrating the two companies and moving a meaningful portion of We Sell Cellular’s business online. Furthermore, by empowering We Sell Cellular’s sales force with better technology and actionable data, we were able to drive improvements in efficiency. In 2017, we intend to not only to continue building out our online platform but to also further reduce waste and improve efficiency throughout the entire transaction lifecycle.”

Deloitte Global estimates that the global smartphone market was worth $17 billion in 2016, representing 50% growth over 2015. Furthermore, it forecasts that the growth rate of the used smartphone market is 4-5 times higher than the overall smartphone market and that it will likely accelerate through 2020 as both consumers and suppliers increasingly embrace the practice of selling or acquiring second-hand smartphones.

Financial Results for the Year Ended December 31, 2016:

Total revenue was $94.7 million for the twelve months ended December 31, 2016, a 249% increase from $27.1 million for the twelve months ended December 31, 2015.

Gross profit was $5.8 million for the twelve months ended December 31, 2016, a 64% increase from $3.5 million for the twelve months ended December 31, 2015.

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Sales and marketing expense decreased $357,000, or 18%, from $2,037,000 during the year ended December 31, 2015 to $1,680,000 during the year ended December 31, 2016. While the decrease in this line item between 2015 and 2016 is not material between periods, the nature of our expenses is substantially different, and is much smaller as a percentage of overall sales. With the We Sell Cellular acquisition and the Company’s newfound ability to source devices directly from the carriers, retailers, and manufacturers, sales and marketing expenses have shifted from consumer marketing to paying out sales commissions. The Company believes this shifting profile will enable it to scale volume significantly while maintaining sales and marketing expense as a much lower percentage of sales than in prior years.

Operating loss for the twelve months ended December 31, 2016 was $1.8 million, an improvement of $3.0 million from a $4.8 million operating loss for the twelve months ended December 31, 2015, which was prior to the WeSell Cellular acquisition.

Net loss for the twelve months ended December 31, 2016 was $3.7 million, an improvement of $1.3 million from a $5.0 million net loss for the twelve months ended December 31, 2015, when the $2.4 million income tax benefit for 2015 is excluded.

Adjusted EBITDA, a non-GAAP financial measure, for the twelve months ended December 31, 2016 was $0.6 million, an improvement of $1.4 million from a $0.8 million Adjusted EBITDA loss for the twelve months ended December 31, 2015.

At December 31, 2016, uSell.com had $1.7 million of cash and cash equivalents, $8.9 million of inventory and 20.1 million shares issued and outstanding.

Non-GAAP Financial Measure - Adjusted EBITDA

We make reference to “Adjusted EBITDA,” a measure of financial performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management has included Adjusted EBITDA because it believes that investors may find it useful to review our financial results as adjusted to exclude items as determined by management. Reconciliations of this non-GAAP financial measure to the most directly comparable GAAP financial measure, net loss, to the extent available without unreasonable effort, are set forth below. The Company defines Adjusted EBITDA as earnings or (loss) from continuing operations before the items noted in the table on page .

Management believes Adjusted EBITDA provides a meaningful representation of our operating performance that provides useful information to investors regarding our financial condition and results of operations. Adjusted EBITDA is commonly used by financial analysts and others to measure operating performance. Furthermore, management believes that this non-GAAP financial measure may provide investors with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. However, while we consider Adjusted EBITDA to be an important measure of operating performance, Adjusted EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Further, Adjusted EBITDA, as we define it, may not be comparable to EBITDA, or similarly titled measures, as defined by other companies.

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Conference Call Details:

Date: Wednesday, March 29, 2017

Time: 4:30PM ET

Dial-in Number: (866) 682-6100

International Dial-in Number: (862) 255-5401

Webcast: http://www.investorcalendar.com/event/175776

Participants are recommended to dial-in approximately 10 minutes prior to the start of the event. A replay of the call will be available approximately two hours after completion through April 29, 2017. To listen to the replay, dial (877) 481-4010 (domestic) or (919) 882-2331 (international) and use replay ID 10296. The webcast replay will be available through June 29, 2017.

About uSell.com, Inc.

uSell.com, Inc. is a large market maker of used smartphones. uSell acquires products from both individual consumers, on its website, uSell.com, and from major carriers, big box retailers, and manufacturers through its subsidiary, We Sell Cellular, LLC (“We Sell Cellular”). The Company maximizes the value of these devices by reclassifying them, adding value to them, and moving them throughout the world to those who want them most. In order to serve its global and highly diverse customer base, uSell leverages both a traditional sales force and an online marketplace where professional buyers of used smartphones can buy inventory on-demand. Through participation on uSell’s online platform and through interaction with uSell’s salesforce, buyers can acquire high volumes of inventory in a cost effective manner, while minimizing risk.

For more information, please visit www.uSell.com and http://wesellcellular.com

Forward-Looking Statements

This press release includes forward-looking statements including statements regarding growth, our 2017 plans, supplier diversification and future revenue growth and anticipated sales and marketing expenses.  The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.  The results anticipated by any or all of these forward-looking statements might not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include competition from large retail stores and wireless operators, our continued success in reducing dependence on a few suppliers, our ability to react quickly when supply of smartphones increases, the expected growth and usage of our technology platform, and our ability to further or maintain our relationships with large wholesalers. Further information on our risk factors is contained in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015 and will be included in the From 10-K for the year ended December 31, 2016. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

Contact Information

Nik Raman

Chief Executive Officer

p212-213-6805

nik@usell.com

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uSell.com, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2016	2015

Assets
Current Assets:
Cash and cash equivalents	$1,657,422	$1,047,786
Restricted cash	982,064	801,230
Accounts receivable, net	430,171	463,187
Inventory	8,874,099	7,099,970
Prepaid expenses and other current assets	130,141	297,023
Total Current Assets	12,073,897	9,709,196

Property and equipment, net	191,957	193,243
Goodwill	8,448,759	8,406,561
Intangible assets, net	3,724,466	5,043,972
Capitalized technology, net	934,193	886,543
Other assets	124,358	79,145

Total Assets	$25,497,630	$24,318,660

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$4,328,422	$2,563,598
Accrued expenses	916,961	729,160
Deferred revenue	374,098	814,295
Promissory note payable	673,332	-
Capital lease obligation	10,664	-
Lease termination payable	-	5,000
Total Current Liabilities	6,303,477	4,112,053

Promissory note payable, net of current portion	6,441,000	5,087,043
Capital lease obligation, net of current portion	47,986	-
Placement rights derivative liability	-	1,130,000
Total Liabilities	12,792,463	10,329,096

Stockholders' Equity:
Convertible Series A preferred stock; $0.0001 par value; 325,000 shares authorized; no shares issued and outstanding	-	-
Convertible Series B preferred stock; $0.0001 value per share; 4,000,000 shares authorized; no shares issued and outstanding	-	-
Convertible Series C preferred stock; $0.0001 value per share; 146,667 shares authorized; no shares issued and outstanding	-	-
Convertible Series E preferred stock; $0.0001 value per share; 103,232 shares authorized; no shares issued and outstanding	-	-
Common stock; $0.0001 par value; 43,333,333 shares authorized; 20,134,999 shares and 19,751,999 shares issued and outstanding, respectively	2,013	1,976
Additional paid in capital	71,089,882	68,662,578
Accumulated deficit	(58,386,728)	(54,674,990)
Total Stockholders' Equity	12,705,167	13,989,564

Total Liabilities and Stockholders' Equity	$25,497,630	$24,318,660

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uSell.com, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31,
	2016	2015
Revenue	$94,656,735	$27,093,928

Cost of Revenue	88,834,912	23,549,098

Gross Profit	5,821,823	3,544,830

Operating Expenses:
Sales and marketing	1,680,364	2,037,371
General and administrative	5,986,273	6,344,539
Total operating expenses	7,666,637	8,381,910
Loss from Operations	(1,844,814)	(4,837,080)

Other (Expense) Income:
Interest income	429	956
Interest expense	(1,497,353)	(189,245)
Change in fair value of placement rights derivative liability	(370,000)	-
Total Other Expense, Net	(1,866,924)	(188,289)

Loss before Income Tax Benefit	(3,711,738)	(5,025,369)

Income Tax Benefit	-	(2,392,994)

Net Loss	$(3,711,738)	$(2,632,375)

Net loss per common share - basic and diluted	$(0.19)	$(0.27)

Weighted average number of common shares outstanding during the period - basic and diluted	20,029,701	9,687,951

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uSell.com, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,711,738)	$(2,632,375)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	1,912,077	819,604
(Recovery of) Provision for bad debt expense	(1,876)	5,432
Stock based compensation expense	524,841	2,953,969
Deferred tax benefit	-	(2,392,994)
Amortization of debt issue costs into interest expense	479,340	51,564
Loss on disposal of property and equipment	112,284	-
Change in fair value of placement rights derivative liability	370,000	-
Changes in operating assets and liabilities:
Accounts receivable	34,892	(76,205)
Inventory	(1,816,327)	(3,718,347)
Prepaid and other current assets	166,882	669,565
Other assets	13,222	(26,750)
Accounts payable	1,764,824	727,466
Accrued expenses	187,801	(173,297)
Lease termination payable	(5,000)	(10,000)
Deferred revenues	(440,197)	459,400
Net Cash and Cash Equivalents Used In Operating Activities	(408,975)	(3,342,968)

CASH FLOWS FROM INVESTING ACTIVITIES:
Website development costs	(595,528)	(601,404)
Cash paid for acquisition, net of cash acquired	-	(2,365,859)
Restricted cash	(180,834)	(801,230)
Cash paid to purchase property and equipment	(93,686)	(16,789)
Security deposits	(8,435)	-
Net Cash and Cash Equivalents Used In Investing Activities	(878,483)	(3,785,282)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	2,000,000	6,000,000
Payment of capital lease obligations	(3,355)	-
Cash paid for debt issue costs	(99,551)	(238,721)
Net Cash and Cash Equivalents Provided By Financing Activities	1,897,094	5,761,279

Net Increase (Decrease) in Cash and Cash Equivalents	609,636	(1,366,971)
Cash and Cash Equivalents - Beginning of Period	1,047,786	2,414,757

Cash and Cash Equivalents - End of Period	$1,657,422	$1,047,786

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